UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): July 28, 2021

NABRIVA THERAPEUTICS PLC

(Exact name of registrant as specified in its charter)

Ireland	001-37558	Not Applicable
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

25-28 North Wall Quay, IFSC, Dublin 1, Ireland	Not Applicable
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (610) 816-6640

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Ordinary Shares, nominal value $0.01 per share	NBRV	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07              Submission of Matters to a Vote of Security Holders.

At the Annual General Meeting of Shareholders of Nabriva Therapeutics plc (the “Company”) held on July 28, 2021, the Company’s shareholders voted on the following proposals:

(1)          The Company’s shareholders elected, by separate resolutions, the following nominees to serve as directors until the 2022 Annual General Meeting of Shareholders.

Name	For	Against	Abstain	Broker Non-Votes
Daniel Burgess	8,250,125	3,057,071	504,277	11,888,733
Carrie Bourdow	7,804,043	3,377,023	630,407	11,888,733
Colin Broom, M.D.	8,083,986	3,196,045	531,442	11,888,733
Steven Gelone	8,027,568	3,107,286	676,619	11,888,733
Charles A. Rowland, Jr.	7,957,826	3,305,099	548,548	11,888,733
Theodore Schroeder	7,540,147	3,869,398	401,928	11,888,733
Stephen Webster	8,134,786	3,140,096	536,591	11,888,733
Mark Corrigan	7,990,268	3,284,680	536,525	11,888,733
Lisa Dalton	8,052,117	3,243,833	515,523	11,888,733

(2)          The Company’s shareholders ratified the selection of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2021 and authorized, in a binding vote, the Company’s board of directors, acting through the audit committee, to set the independent registered public accounting firm’s remuneration.

For	Against	Abstain
20,506,556	2,767,874	425,776

(3)          The Company’s shareholders approved an increase in the authorized share capital of the Company from US$2,000,000 and €25,000 to US$4,000,000 and €25,000 by the creation of an additional 200,000,000 ordinary shares (the “authorized share capital increase proposal”).

For	Against	Abstain
15,734,310	7,609,077	356,819

(4)          The Company’s shareholders, subject to the approval of the authorized share capital increase proposal, approved the grant to the board of directors of an updated authority under Irish law to allot and issue shares, or other securities convertible into or exercisable or exchangeable for shares (the “directors’ allotment authority proposal”).

For	Against	Abstain
15,879,055	7,442,157	378,994

(5)          The Company’s shareholders did not approve the grant to the board of directors of an updated authority under Irish law to issue ordinary shares, or other securities convertible into or exercisable or exchangeable for ordinary shares, for cash without first offering those ordinary shares, or other securities convertible into or exercisable or exchangeable for ordinary shares, to existing shareholders under pre-emptive rights that would otherwise apply to the issuance. This proposal required the affirmative vote of the holders of ordinary shares representing at least 75% of the votes cast on the matter to be approved.

For	Against	Abstain
16,044,060	7,183,086	473,060

(6)          The Company’s non-binding, advisory vote proposal on the compensation of the Company’s named executive officers was approved.

For	Against	Abstain	Broker Non-Votes
6,572,317	4,801,608	437,548	11,888,733

(7)          The Company’s shareholders recommended, in a non-binding, advisory vote, that future advisory votes on the compensation of the Company’s named executive officers be held every year.

One Year	Two Years	Three Years	Abstain	Broker Non-Votes
8,525,780	1,091,881	893,184	1,300,628	11,888,733

After taking into consideration the foregoing voting results and the board of director’s prior recommendation in favor of an annual advisory shareholder vote on the compensation of the Company’s named executive officers, the board of directors intends to hold future advisory votes on the compensation of the Company’s named executive officers every year.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NABRIVA THERAPEUTICS PLC

Date: July 30, 2021	By:	/s/ Daniel Dolan
Daniel Dolan
Chief Financial Officer